UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 11, 2013, we amended our $5 million term loan with Fifth Third Bank (the “Bank”). The term loan matures on July 11, 2016, subject to acceleration upon certain specified events. The term loan bears floating interest at the one month LIBOR rate plus 500 basis points. We are required to make semi-annual fixed principal payments each year of $500,000, beginning January 11, 2014. Any prepayments may be made without premium or penalty. A commitment renewal fee of $25,000 was paid at closing. We are not required to maintain restricted cash on deposit in connection with the term loan.

The term loan is secured by approximately 25,000 numismatic coins recovered from the SS Republic shipwreck, which amount will be reduced over the term by the amount of coins sold by us. The coins used as collateral are held by a custodian for the security of the Bank. The borrowing base is equal to forty percent (40%) of the eligible coin inventory valued on a rolling twelve-month wholesale average value basis. We are required to comply with a number of customary covenants.

The Fourth Amendment to the Loan and Security Agreement, and the Renewal Commercial Term Promissory Note are attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

In conjunction with the renewal of the term loan, we also renewed our mortgage Loan Agreement with the Bank for our corporate office building. This loan had a remaining principal balance of $1,302,000 as of July 11, 2013. The Renewal Commercial Property Note (the “Note”) bears floating interest at the one month LIBOR rate plus 375 basis points. The loan matures on July 11, 2016 and requires us to make monthly principal payments in the amount of $10,750, plus accrued interest. The first mortgage is secured by our real property at 5215 West Laurel Street, Tampa, Florida, the location of our principal executive offices. The Second Amendment to the Loan Agreement, the Note, and the Mortgage contain customary representations and warranties, affirmative and negative covenants, conditions, and other provisions. An interest and principal reserve account has been modified to require an amount equal to $400,000 annually of which we already had approximately $200,000 in the account.

The Renewal Commercial Promissory Note, the Second Amendment to the Loan Agreement and the Mortgage and Note Modification and Renewal Agreement are attached to this report as Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

10.1	Fourth Amendment to the Loan and Security Agreement (Term Loan)

10.2	Renewal Commercial Property Note (Term Loan)

10.3	Renewal Commercial Promissory Note (Mortgage Loan)

10.4	Second Amendment to the Loan Agreement (Mortgage Loan)

10.5	Mortgage and Note Modification and Renewal Agreement (Mortgage Loan)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: July 17, 2013	By:	/S/ MICHAEL J. HOLMES
Michael J. Holmes Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to the Loan and Security Agreement

10.2	Renewal Commercial Term Promissory Note

10.3	Renewal Commercial Promissory Note

10.4	Second Amendment to the Loan Agreement

10.5	Mortgage and Note Modification and Renewal Agreement